Calculation of Filing Fee Tables
S-8
Cactus, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	Other	5,000,000	$ 45.97	$ 229,850,000.00	0.0001531	$ 35,190.04
Total Offering Amounts:						$ 229,850,000.00		$ 35,190.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 35,190.04
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), there are also being registered such additional shares of Class A Common Stock, $0.01 par value per share (the Class A Common Stock), of Cactus, Inc. that may become offered or issued as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Cactus, Inc. Long Term Incentive Plan (as amended from time to time). (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based on the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on June 9, 2025, which is within five business days prior to filing this registration statement.